Exhibit 99.1

News Release

WINNEBAGO INDUSTRIES REPORTS SECOND QUARTER FISCAL 2024 RESULTS
-- Delivers Solid Gross Margin of 15.0% Demonstrating Strength of Product Diversification and
Variable Cost Structure --
-- Completes $350 Million Offering of Convertible Senior Notes for Refinancing 2025 Maturities --
-- Barletta Captures 7.9% Share of U.S. Aluminum Pontoon Market(1), up 80 Basis Points YoY --
-- Company Introduces Future Mid-Cycle Organic Growth Targets --
EDEN PRAIRIE, MINNESOTA, March 21, 2024 -- Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today reported financial results for the fiscal 2024 second quarter ended February 24, 2024.

Second Quarter Fiscal 2024 Financial Summary
•Revenues of $703.6 million
•Gross profit of $105.3 million, representing 15.0% gross margin
•Net loss of $12.7 million, or $0.43 per share, includes charge of $32.7 million, or $1.12 per share, attributable to the refinancing of our 2025 convertible senior notes; adjusted diluted earnings per share of $0.93
•Adjusted EBITDA of $49.8 million, representing 7.1% adjusted EBITDA margin

CEO Commentary
"Winnebago Industries performed in line with our expectations for the quarter, navigating the effects of ongoing softness in the RV and marine markets,” said President and Chief Executive Officer Michael Happe. “As anticipated, wholesale shipments were constrained in the quarter, as dealers continued to closely manage inventory levels amid a higher interest rate environment and seasonal demand trends. Despite these macroeconomic challenges, we continue to demonstrate resilient profitability and an unwavering commitment to operational discipline that is reflected in the Company’s diversified portfolio of premium brands, investments in new products and technologies, and healthy balance sheet."
“Purposeful innovation remains a core driver of our growth strategy, delivering customer-centric design and thoughtful, affordable technology to delight customers,” Happe continued. “In recent months we have introduced new models and features across our motorized and towable RV portfolios, enabling Winnebago, Grand Design RV and Newmar to further enhance our customers’ ability to be great outdoors. On the marine side, Chris-Craft recently launched a special 150th anniversary edition of its iconic Launch 27, while our Barletta brand continues to expand its product reach as the industry’s fastest-growing pontoon business."

Second Quarter Fiscal 2024 Results
Revenues were $703.6 million, a decrease of 18.8% compared to $866.7 million for the comparable fiscal 2023 period, driven by lower unit sales related to market conditions and unfavorable product mix.
Gross profit was $105.3 million, a decrease of 28.3% compared to $146.8 million for the fiscal 2023 period. Gross profit margin decreased 190 basis points in the quarter to 15.0% as a result of deleverage and higher warranty experience compared to prior year.
Selling, general and administrative expenses were $64.2 million, a decrease of 3.0% compared to $66.2 million in the second quarter of last year, driven by lower incentive-based compensation.
Operating income was $35.4 million, a decrease of 53.8% compared to $76.8 million for the second quarter of last year.
Net loss was $12.7 million, compared to net income of $52.8 million in the prior year quarter. Reported net loss per share was $0.43, compared to reported earnings per diluted share of $1.52 in the same period last year. Results for the second quarter of fiscal 2024 included a charge of $32.7 million, or $1.12 per share, attributable to the loss on repurchase of a significant portion of our 2025 convertible senior notes. Adjusted earnings per diluted share was $0.93, a decrease of 50.5% compared to adjusted earnings per diluted share of $1.88 in the same period last year.
Consolidated Adjusted EBITDA was $49.8 million, a decrease of 43.7%, compared to $88.4 million last year.
Second Quarter Fiscal 2024 Segments Summary
Towable RV

	Three Months Ended
($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Net revenues	$284.7	$342.5	(16.9)%
Adjusted EBITDA	$26.8	$39.3	(31.8)%
Adjusted EBITDA Margin	9.4%	11.5%	(210) bps

($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Backlog	$222.3	$278.2	(20.1)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Towable RV segment were down compared to the prior year, primarily driven by a decline in unit volume related to market conditions and a reduction in average selling price per unit related to product mix and targeted price reductions, partially offset by lower discounts and allowances.
•Segment Adjusted EBITDA margin decreased compared to the prior year, primarily due to deleverage and higher warranty experience compared to prior year, partially offset by lower discounts and allowances.
•Backlog decreased compared to the prior year due to current market conditions and a cautious dealer network.

Motorhome RV

	Three Months Ended
($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Net revenues	$338.4	$403.8	(16.2)%
Adjusted EBITDA	$26.0	$42.5	(38.9)%
Adjusted EBITDA Margin	7.7%	10.5%	(280) bps

($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Backlog	$452.2	$872.7	(48.2)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Motorhome RV segment were down from the prior year, due to a decline in unit volume related to market conditions, higher levels of discounts and allowances and unfavorable product mix, partially offset by price increases related to higher motorized chassis costs.
•Segment Adjusted EBITDA margin decreased compared to the prior year, primarily due to deleverage, higher warranty experience, higher discounts and allowances, and operational efficiency challenges, partially offset by cost containment efforts.
•Backlog decreased from the prior year due to current market conditions and a cautious dealer network.

Marine

	Three Months Ended
($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Net revenues	$69.8	$112.9	(38.2)%
Adjusted EBITDA	$4.4	$14.4	(69.7)%
Adjusted EBITDA Margin	6.3%	12.8%	(650) bps

($, in millions)	February 24, 2024	February 25, 2023	Change(1)
Backlog	$102.9	$238.5	(56.9)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Marine segment were down from the prior year, primarily driven by a decline in unit volume related to market conditions, unfavorable product mix and higher discounts and allowances.
•Segment Adjusted EBITDA decreased compared to the prior year, primarily due to deleverage and higher discounts and allowances, partially offset by lower incentive-based compensation.
•Backlog for the Marine segment was down from the prior-year period due to a cautious dealer network.

Balance Sheet and Cash Flow
As of February 24, 2024, the Company had total outstanding debt of $694.8 million ($709.3 million of debt, net of debt issuance costs of $14.5 million) and working capital of $649.0 million. Cash flow provided by operations was $25.2 million in the Fiscal 2024 second quarter. During the quarter, Winnebago Industries completed a $350 million offering of convertible senior notes for refinancing 2025 maturities. The successful refinancing of its convertible senior notes underscores the Company’s strong operating performance and credit profile, and provides financial flexibility for future growth.

Future Mid-Cycle Organic Growth Targets
Winnebago Industries today announced future mid-cycle organic growth targets. These targets leverage the strength of the Company’s operating model, product innovation and business diversification, as well as the long-term secular growth trends driving consumer demand across the outdoor recreation markets. Market assumptions underlying the financial targets include North American RV retail volume at a mid-cycle, fiscal year range of 425,000 to 450,000 units and U.S. aluminum pontoon retail volume at a mid-cycle, fiscal year range of 60,000 to 63,000 units. The Company expects:

•Net revenues of $4.5 billion to $5.0 billion
•Gross margin of 18.0% to 18.5%
•Adjusted EBITDA margin of 11.0% to 11.5%(2)
•Free cash flow of $325 million to $375 million(2,3)
•North American RV market share of more than 13%
•U.S. aluminum pontoon market share of 13%
•Organic non-RV revenue mix representing 15% to 20% of total revenue

“Interest in the RV and boating lifestyles remains strong, creating a secular tailwind that supports the anticipated long-term growth of our portfolio of exceptional brands and aligns with our vision to be the trusted leader in premium outdoor recreation,” Happe said. “As we enter the second half of fiscal 2024, we are encouraged by data indicating that RV inventory levels are returning to an equilibrium stage, though we remain aggressive in managing production output and overall costs in a targeted manner. Looking ahead, we will continue to rely on our flexible, high-variable cost structure to drive improved operating leverage, while capitalizing on innovation, product line expansion, channel partnerships, and operational excellence to achieve our future mid-cycle organic growth targets.”

Q2 FY 2024 Conference Call
Winnebago Industries, Inc. will discuss second quarter fiscal 2024 earnings results and the Company’s mid-cycle organic growth targets during a conference call scheduled for 9:00 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call and view the accompanying presentation slides via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for the next 90 days.

About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; risk related to cyclicality and seasonality of our business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with our suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance ("ESG") matters, and our ability to meet our commitments; impairment of goodwill and trade names; and risks related to our 2025 Convertible Notes, 2030 Convertible Notes and Senior Secured Notes, including our ability to satisfy our obligations under these notes. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts
Investors: Ray Posadas
ir@winnebagoind.com

Media: Dan Sullivan
media@winnebagoind.com

Winnebago Industries, Inc.
Footnotes to News Release

Footnotes:

(1)     Data reported by Statistical Surveys, Inc., representing trailing twelve-month pontoon market share through January 2024. This data is continuously updated and often impacted by delays in reporting by various states.
(2)    The Company has not reconciled the forward-looking Adjusted EBITDA margin range and Free Cash Flow range to the most directly comparable forward-looking GAAP measures because this cannot be done without unreasonable effort due to the lack of predictability regarding the various reconciling items such as provision for income taxes and depreciation and amortization.
(3)    Assumes a consistent tax rate and regulatory environment.

Winnebago Industries, Inc.
Condensed Consolidated Statements of Income
(Unaudited and subject to reclassification)

	Three Months Ended
(in millions, except percent and per share data)	February 24, 2024		February 25, 2023
Net revenues	$703.6	100.0%	$866.7	100.0%
Cost of goods sold	598.3	85.0%	719.9	83.1%
Gross profit	105.3	15.0%	146.8	16.9%
Selling, general, and administrative expenses	64.2	9.1%	66.2	7.6%
Amortization	5.7	0.8%	3.8	0.4%
Total operating expenses	69.9	9.9%	70.0	8.1%
Operating income	35.4	5.0%	76.8	8.9%
Interest expense, net	5.3	0.8%	5.3	0.6%
Loss on note repurchase	32.7	4.7%	—	—%
Non-operating loss	3.0	0.4%	1.8	0.2%
(Loss) income before income taxes	(5.6)	(0.8)%	69.7	8.0%
Provision for income taxes	7.1	1.0%	16.9	2.0%
Net (loss) income	$(12.7)	(1.8)%	$52.8	6.1%

(Loss) earnings per common share:
Basic	$(0.43)		$1.73
Diluted	$(0.43)		$1.52
Weighted average common shares outstanding:
Basic	29.2		30.5
Diluted	29.2		35.5

	Six Months Ended
(in millions, except percent and per share data)	February 24, 2024		February 25, 2023
Net revenues	$1,466.6	100.0%	$1,818.9	100.0%
Cost of goods sold	1,245.5	84.9%	1,511.7	83.1%
Gross profit	221.1	15.1%	307.2	16.9%
Selling, general, and administrative expenses	135.3	9.2%	136.9	7.5%
Amortization	11.3	0.8%	7.6	0.4%
Total operating expenses	146.6	10.0%	144.5	7.9%
Operating income	74.5	5.1%	162.7	8.9%
Interest expense, net	9.4	0.6%	11.2	0.6%
Loss on note repurchase	32.7	2.2%	—	—%
Non-operating loss	3.6	0.2%	2.1	0.1%
Income before income taxes	28.8	2.0%	149.4	8.2%
Provision for income taxes	15.7	1.1%	36.4	2.0%
Net income	$13.1	0.9%	$113.0	6.2%

Earnings per common share:
Basic	$0.45		$3.71
Diluted	$0.44		$3.25
Weighted average common shares outstanding:
Basic	29.4		30.5
Diluted	29.7		35.5
Amounts in tables are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
In addition, percentages may not add in total due to rounding.

Winnebago Industries, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and subject to reclassification)

(in millions)	February 24, 2024	August 26, 2023
Assets
Current assets
Cash and cash equivalents	$265.7	$309.9
Receivables, net	234.4	178.5
Inventories, net	465.8	470.6
Prepaid expenses and other current assets	36.3	37.7
Total current assets	1,002.2	996.7
Property, plant, and equipment, net	333.7	327.3
Goodwill	514.5	514.5
Other intangible assets, net	490.7	502.0
Investment in life insurance	30.1	29.3
Operating lease assets	39.9	42.6
Deferred income tax assets, net	3.2	—
Other long-term assets	19.6	20.0
Total assets	$2,433.9	$2,432.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$138.0	$146.9
Accrued expenses	215.2	249.1
Total current liabilities	353.2	396.0
Long-term debt, net	694.8	592.4
Deferred income tax liabilities, net	—	11.7
Unrecognized tax benefits	6.6	6.1
Long-term operating lease liabilities	39.3	42.0
Deferred compensation benefits, net of current portion	7.3	7.9
Other long-term liabilities	8.1	8.2
Total liabilities	1,109.3	1,064.3
Shareholders' equity	1,324.6	1,368.1
Total liabilities and shareholders' equity	$2,433.9	$2,432.4

Winnebago Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and subject to reclassification)

	Six Months Ended
(in millions)	February 24, 2024	February 25, 2023
Operating activities
Net income	$13.1	$113.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	16.6	13.3
Amortization	11.3	7.6
Amortization of debt issuance costs	1.6	1.5
Last in, first-out expense	0.1	1.7
Stock-based compensation	8.1	6.5
Deferred income taxes	1.9	(1.5)
Loss on note repurchase	32.7	—
Contingent consideration fair value adjustment	1.1	2.0
Other, net	3.0	—
Change in operating assets and liabilities, net of assets and liabilities acquired
Receivables, net	(55.9)	(27.2)
Inventories, net	4.3	(16.3)
Prepaid expenses and other assets	1.3	0.4
Accounts payable	(8.6)	(50.1)
Income taxes and unrecognized tax benefits	3.5	(5.4)
Accrued expenses and other liabilities	(30.3)	(28.7)
Net cash provided by operating activities	3.8	16.8

Investing activities
Purchases of property, plant, and equipment	(22.8)	(49.4)
Other, net	(2.7)	0.8
Net cash used in investing activities	(25.5)	(48.6)

Financing activities
Borrowings on long-term debt	1,805.7	1,808.5
Repayments on long-term debt	(1,749.5)	(1,808.5)
Payments for convertible note bond hedge	(68.7)	—
Proceeds from issuance of convertible note warrant	31.3	—
Proceeds from partial unwind of convertible note bond hedge	55.8	—
Payments for partial unwind of convertible note warrant	(25.3)	—
Payments of cash dividends	(18.7)	(16.8)
Payments for repurchases of common stock	(44.2)	(4.9)
Payments of debt issuance costs	(9.7)	—
Other, net	0.8	0.6
Net cash used in financing activities	(22.5)	(21.1)

Net decrease in cash and cash equivalents	(44.2)	(52.9)
Cash and cash equivalents at beginning of period	309.9	282.2
Cash and cash equivalents at end of period	$265.7	$229.3

Supplemental Disclosures
Income taxes paid, net	$10.8	$42.0
Interest paid	13.2	12.1

Non-cash investing and financing activities
Capital expenditures in accounts payable	$2.7	$4.5
Accrued debt issuance costs	$0.5	$—
Increase in lease assets in exchange for lease liabilities:
Operating leases	—	3.5
Finance leases	0.7	—

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Towable RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$284.7		$342.5		$(57.8)	(16.9)%
Adjusted EBITDA	26.8	9.4%	39.3	11.5%	(12.5)	(31.8)%

	Three Months Ended
Unit deliveries	February 24, 2024	Product Mix(2)	February 25, 2023	Product Mix(2)	Unit Change	% Change
Travel trailer	4,486	66.5%	5,023	67.5%	(537)	(10.7)%
Fifth wheel	2,261	33.5%	2,413	32.5%	(152)	(6.3)%
Total Towable RV	6,747	100.0%	7,436	100.0%	(689)	(9.3)%

	Six Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$615.5		$689.8		$(74.3)	(10.8)%
Adjusted EBITDA	59.9	9.7%	75.6	11.0%	(15.7)	(20.8)%

	Six Months Ended
Unit deliveries	February 24, 2024	Product Mix(2)	February 25, 2023	Product Mix(2)	Unit Change	% Change
Travel trailer	9,867	67.6%	9,673	66.1%	194	2.0%
Fifth wheel	4,726	32.4%	4,954	33.9%	(228)	(4.6)%
Total Towable RV	14,593	100.0%	14,627	100.0%	(34)	(0.2)%

	February 24, 2024		February 25, 2023		Change(1)	% Change(1)
Backlog(3)
Units	5,273		5,841		(568)	(9.7)%
Dollars	$222.3		$278.2		$(55.9)	(20.1)%
Dealer Inventory
Units	18,106		22,354		(4,248)	(19.0)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Motorhome RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$338.4		$403.8		$(65.5)	(16.2)%
Adjusted EBITDA	26.0	7.7%	42.5	10.5%	(16.6)	(38.9)%

	Three Months Ended
Unit deliveries	February 24, 2024	Product Mix(2)	February 25, 2023	Product Mix(2)	Unit Change	% Change
Class A	371	20.5%	517	23.9%	(146)	(28.2)%
Class B	648	35.8%	893	41.2%	(245)	(27.4)%
Class C	792	43.7%	755	34.9%	37	4.9%
Total Motorhome RV	1,811	100.0%	2,165	100.0%	(354)	(16.4)%

	Six Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$672.8		$868.0		$(195.3)	(22.5)%
Adjusted EBITDA	47.3	7.0%	92.8	10.7%	(45.5)	(49.0)%

	Six Months Ended
Unit deliveries	February 24, 2024	Product Mix(2)	February 25, 2023	Product Mix(2)	Unit Change	% Change
Class A	852	24.1%	1,210	25.9%	(358)	(29.6)%
Class B	1,339	37.9%	2,215	47.4%	(876)	(39.5)%
Class C	1,341	38.0%	1,248	26.7%	93	7.5%
Total Motorhome RV	3,532	100.0%	4,673	100.0%	(1,141)	(24.4)%

	February 24, 2024		February 25, 2023		Change(1)	% Change(1)
Backlog(3)
Units	2,582		5,341		(2,759)	(51.7)%
Dollars	$452.2		$872.7		$(420.5)	(48.2)%
Dealer Inventory
Units	4,844		4,800		44	0.9%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Marine
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$69.8		$112.9		$(43.2)	(38.2)%
Adjusted EBITDA	4.4	6.3%	14.4	12.8%	(10.1)	(69.7)%

	Three Months Ended
Unit deliveries	February 24, 2024		February 25, 2023		Unit Change	% Change
Boats	862		1,266		(404)	(31.9)%

	Six Months Ended
	February 24, 2024	% of Revenues(1)	February 25, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$157.1		$244.3		$(87.2)	(35.7)%
Adjusted EBITDA	11.6	7.4%	32.9	13.5%	(21.3)	(64.8)%

	Six Months Ended
Unit deliveries	February 24, 2024		February 25, 2023		Unit Change	% Change
Boats	1,980		2,966		(986)	(33.2)%

	February 24, 2024		February 25, 2023		Change(1)	% Change(1)
Backlog(2)
Units	1,194		2,511		(1,317)	(52.4)%
Dollars	$102.9		$238.5		$(135.6)	(56.9)%
Dealer Inventory(3)
Units	4,095		4,016		79	2.0%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.
(3)    Due to the nature of the Marine industry, this amount includes a higher proportion of retail sold units than our other segments.

Winnebago Industries, Inc.
Non-GAAP Reconciliation
(Unaudited and subject to reclassification)

Non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures presented may differ from similar measures used by other companies.

The following table reconciles diluted earnings per share to Adjusted diluted earnings per share:

	Three Months Ended		Six Months Ended
	February 24, 2024	February 25, 2023	February 24, 2024	February 25, 2023
Diluted (loss) earnings per share	$(0.43)	$1.52	$0.44	$3.25
Acquisition-related costs(1)	0.01	0.03	0.05	0.05
Amortization(1)	0.19	0.11	0.38	0.21
Change in fair value of note receivable(1)	0.10	—	0.10	—
Contingent consideration fair value adjustment(1)	0.01	0.04	0.04	0.06
Tax impact of adjustments(2)	(0.07)	(0.04)	(0.13)	(0.08)
Impact of call spread overlay(3)	—	0.22	—	0.46
Loss on note repurchase	1.12	—	1.10	—
Adjusted diluted earnings per share(4)	$0.93	$1.88	$1.98	$3.95
(1)    Represents a pre-tax adjustment.
(2)    Income tax charge calculated using the statutory tax rate for the U.S. of 23.0% and 24.1% for Fiscal 2024 and Fiscal 2023, respectively.
(3)    Represents the impact of a call spread overlay that was put in place upon issuance of the convertible notes and which economically offsets dilution risk.
(4)    Per share numbers may not foot due to rounding.

The following table reconciles net income to consolidated EBITDA and Adjusted EBITDA.

	Three Months Ended		Six Months Ended
(in millions)	February 24, 2024	February 25, 2023	February 24, 2024	February 25, 2023
Net (loss) income	$(12.7)	$52.8	$13.1	$113.0
Interest expense, net	5.3	5.3	9.4	11.2
Provision for income taxes	7.1	16.9	15.7	36.4
Depreciation	8.5	6.7	16.6	13.3
Amortization	5.7	3.8	11.3	7.6
EBITDA	13.9	85.5	66.1	181.5
Acquisition-related costs	0.2	1.1	1.5	1.7
Change in fair value of note receivable	3.0	—	3.0	—
Contingent consideration fair value adjustment	0.3	1.6	1.1	2.0
Loss on note repurchase	32.7	—	32.7	—
Non-operating (income) loss	(0.3)	0.2	(0.5)	0.2
Adjusted EBITDA	$49.8	$88.4	$103.9	$185.4

Non-GAAP performance measures of Adjusted diluted earnings per share, EBITDA and Adjusted EBITDA have been provided as comparable measures to illustrate the effect of non-recurring transactions occurring during the reported periods and to improve comparability of our results from period to period. Adjusted diluted earnings per share is defined as diluted (loss) earnings per share adjusted for after-tax items that impact the comparability of our results from period to period. EBITDA is defined as net (loss) income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as net (loss) income before interest expense, provision for income taxes, depreciation and amortization expense and other pretax adjustments made in order to present comparable results from period to period. Management believes Adjusted diluted earnings per share and Adjusted EBITDA provide meaningful supplemental information about our operating performance because these measures exclude amounts that we do not consider part of our core operating results when assessing our performance.

Management uses these non-GAAP financial measures (a) to evaluate historical and prospective financial performance and trends as well as assess performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our Board of Directors to enable our Board of Directors to have the same measurement basis of operating performance as is used by management in its assessments of performance and in forecasting and budgeting for the Company; (d) to evaluate potential acquisitions; and (e) to ensure compliance with restricted activities under the terms of our asset-backed revolving credit facility and outstanding notes. Management believes these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry.